Exhibit 31.2
Certification of Chief Financial Officer
I, Louis Salamone, Jr., certify that:
     1. I have reviewed this annual report on Form 10-K/A of LCC International, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Louis Salamone, Jr.
Louis Salamone, Jr.
Executive Vice President and Chief Financial Officer

April 29, 2008